UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 APRIL 24, 2002
                Date of Report (Date of Earliest Event Reported)


                            AMES NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


            IOWA                         0-32637                 42-1039071
(State or Other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                405 FIFTH STREET
                                AMES, IOWA 50010
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (515) 232-6251

                                 NOT APPLICABLE
(Former  Name,  Former  Address and Former  Fiscal Year,  if Changed  Since Last
Report)



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..

Item 9.  Regulation FD Disclosure

         On April 24, 2002, Ames National Corporation released its forecasted earnings for the year ending December 31, 2002 at $3.33 per share at its annual meeting held in the Scheman Building in the Iowa State Center, Ames, Iowa. This forecast compares to the $3.38 per share earned for the year ending December 31, 2001. Forecasted earnings are lower primarily as a result of start up costs anticipated with the de novo chartering of United Bank & Trust in Marshalltown, Iowa.

         The Company's earnings forecast for 2002 is a forward-looking statement under the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause the actual earnings to differ materially from forecasted earnings. A number of factors, many of which are beyond the Company's control, could cause actual earnings to differ significantly from those described in this forward-looking statement. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    AMES NATIONAL CORPORATION

Date:  April 24, 2002                               By:   /s/ Daniel L. Krieger
                                                    ----------------------------
                                                    Name: Daniel L. Krieger
                                                    Title:    President